Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended, of our reports dated February 25, 2022, with respect to the consolidated financial statements of Orthofix Medical Inc. and the effectiveness of internal control over financial reporting of Orthofix Medical Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

November 7, 2022